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As Filed with the Securities and Exchange Commission on January 10, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VEECO INSTRUMENTS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of
Incorporation or Organization)

11-2989601
(I.R.S. Employer
Identification Number)

Terminal Drive
Plainview, New York 11803
(516) 677-0200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory A. Robbins
Senior Vice President, General Counsel and Secretary
Veeco Instruments Inc.
Terminal Drive
Plainview, New York 11803
(516) 677-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin R. Salon
Morrison & Foerster LLP
2000 Pennsylvania Avenue, Suite 6000
Washington, DC 20006
(202) 887-1500

Approximate date of commencement of the proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Common Stock, par value $0.01 per share

Debt Securities

Total(4)

(1)
Omitted pursuant to General Instruction II.E of Form S-3 under Securities Act of 1933, as amended.

(2)
An unspecified aggregate initial offering price, number or aggregate principal amount of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(3)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, Veeco Instruments Inc. is deferring payment of all of the registration fee.

(4)
The securities registered hereunder may be sold separately or in combination with other securities registered hereunder.

PROSPECTUS

VEECO INSTRUMENTS INC.
Common Stock
Debt Securities

        Veeco Instruments Inc. may offer and sell from time to time in one or more offerings its common stock and debt securities. Our common stock is listed on The NASDAQ Global Select Market under the symbol "VECO." On January 9, 2017, the last reported sales price of our common stock was $29.10 per share.

        This prospectus describes the general terms of our common stock and debt securities and the general manner in which we will offer our common stock and debt securities. Each time we offer and sell these securities, we will prepare a prospectus supplement describing the offering and the specific terms of the securities. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

        We may offer and sell our common stock or debt securities, on a continuous or delayed basis, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any agents or underwriters are involved in the sale of any of the common stock or debt securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See "About This Prospectus" and "Plan of Distribution" for more information.

        Investing in our securities involves certain risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 3 of this prospectus and those included or incorporated by reference into the applicable prospectus supplement and in the other information that we file with the Securities and Exchange Commission before making your investment decision.

        The address of our principal executive offices is Terminal Drive, Plainview, New York 11803, and our telephone number at our principal executive offices is (516) 677-0200.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 10, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. By using a shelf registration statement, we may sell, from time to time and in one or more offerings, any combination of the securities described herein. This prospectus provides you with a general description of the securities we may offer. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        The information in this prospectus is not complete and may be changed. We have not authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We are not offering for sale any securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus is accurate as of the date of the applicable document. Our business, financial condition, and results of operations may have changed since that date.

        Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to "Veeco," "we," "us," "our," or similar references are to Veeco Instruments Inc., including its consolidated subsidiaries.

        References in this prospectus to "$" and "dollars" are to the currency of the United States of America.

ABOUT VEECO INSTRUMENTS INC.

        We create process equipment that enables technologies for a cleaner, more productive and connected world. We design, develop, manufacture, market, and service thin film process equipment to meet the demands of key global trends such as improving energy efficiency, enhancing mobility, and increasing connectivity. Our equipment is used to make electronic devices which enable these trends, including light emitting diodes, micro-electromechanical systems, or MEMS, wireless devices, power electronics, hard disk drives and semiconductors.

        We develop highly differentiated, "best-in-class" equipment for critical performance steps in thin film processing. Our products provide leading technology solutions with competitive cost-of-ownership. Core competencies in advanced thin film technologies and decades of specialized process know-how help us stay at the forefront of these rapidly advancing industries.

        Our portfolio of technology solutions sell into four key market areas: Lighting, Display & Power Electronics; Advanced Packaging, MEMS & Radio Frequency; Scientific & Industrial; and Data Storage.

        Veeco was organized as a Delaware corporation in 1989. Our headquarters are located at Terminal Drive, Plainview, New York 11803, and our telephone number is (516) 677-0200. We have sales and service operations across the Asia-Pacific region, Europe and North America to address our customers' needs. Our website is www.veeco.com. The information on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement.

 FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. You may find these statements by looking for words such as "believe," "anticipate," "expect," "estimate," "target, "plan," "intend," "will," or other similar expressions relating to the future.

        All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in Items 1, 1A, 3, 7 and 7A in our annual report on Form 10-K for the year ended December 31, 2015, which is incorporated in this prospectus by reference, as well as any modifications or revisions to risk factors contained in our subsequent filings with the SEC. See "Where You Can Find More Information" below for information about how to obtain a copy of our annual report.

        You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

        All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. You should consider carefully the risk factors identified in any applicable prospectus supplement and in any related free writing prospectus that we have authorized for use in connection with a specific offering, as well as in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we make from time to time with the SEC, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses that we have authorized for use in connection with a specific offering before deciding whether to purchase our securities. See "Where You Can Find More Information."

USE OF PROCEEDS

        Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities for general corporate purposes, including working capital, capital expenditures, acquisitions and other business opportunities. Although we currently have no commitments or agreements to acquire or invest in complementary businesses, technologies or other intellectual property, our management will have broad discretion as to the allocation of the net proceeds received in any offering and may use these proceeds for those purposes in the future.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

		Year Ended
	Nine Months Ended Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2011
Ratio of earnings (loss) to fixed charges(1)	(148.5)	(17.6)	(52.3)	(44.5)	15.3	50.5

(1)
For the years ended December 31, 2015, 2014 and 2013, earnings were insufficient to cover fixed charges by approximately $23 million, $78 million and $71 million, respectively. For the years ended December 31, 2012 and 2011 there was no insufficiency of earnings to cover fixed charges. For the nine months ended September 30, 2016, earnings were insufficient to cover fixed charges by approximately $115 million.

DESCRIPTION OF COMMON STOCK

        The following summary of our common stock and certain provisions of Delaware law are qualified in their entirety by reference to our amended and restated certificate of incorporation, our fifth amended and restated bylaws and the General Corporation Law of the State of Delaware.

General

        We are authorized to issue 120,000,000 shares of common stock, par value $0.01 per share, of which approximately 40,608,880 shares were outstanding on January 9, 2017. Our common stock trades on The NASDAQ Global Select Market under the symbol "VECO."

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulate votes for the election of directors. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters; however, the election of directors requires a plurality of votes cast.

        In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

        Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights and is not subject to further calls or assessments by Veeco. All the outstanding shares of our common stock are validly issued, fully paid, and nonassessable.

Anti-Takeover Provisions

        Provisions of Delaware law, our amended and restated certificate of incorporation and our fifth amended and restated bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions include:

  •
  "blank check" preferred stock,

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  a classified board of directors, and

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  certain certificate of incorporation and bylaw provisions.

        Our board of directors has the authority to issue up to 500,000 shares of preferred stock and to fix the rights (including voting rights), preferences and privileges of these shares ("blank check" preferred). Such preferred stock may have rights, including economic rights, senior to our common stock. As a result, the issuance of the preferred stock could have a material adverse effect on the price of our common stock and could make it more difficult for a third party to acquire a majority of our outstanding common stock.

        Our board of directors is divided into three classes with each class serving a staggered three-year term. The existence of a classified board will make it more difficult for our shareholders to change the composition (and therefore the policies) of our board of directors in a relatively short period of time.

        We have adopted certain certificate of incorporation and bylaw provisions which may have anti-takeover effects. These include: (a) requiring certain actions to be taken at a meeting of shareholders rather than by written consent, (b) limiting the maximum number of directors, and (c) providing that directors may be removed only for "cause." These measures and those described above may have the effect of delaying, deferring or preventing a takeover or other change in control of Veeco that a holder of our common stock might consider in its best interest.

        In addition, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Dividends

        We have not paid dividends on our common stock. We intend to retain future earnings for the development of our business and, therefore, do not anticipate that the board of directors will declare or pay any dividends on the common stock in the foreseeable future. The board of directors will determine future dividend policy, in its sole discretion, based on our consolidated results of operations, financial condition, capital requirements and other circumstances.

Transfer Agent

        American Stock Transfer & Trust Company, LLC acts as the transfer agent and registrar for our common stock.

 DESCRIPTION OF DEBT SECURITITES

        The following text describes the general terms and provisions of debt securities that we may offer from time to time. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer either senior debt securities or subordinated debt securities. The senior debt securities and subordinated debt securities are together referred to in this prospectus as the "debt securities." Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. See "—Subordination" below.

        The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. The indenture is referred to in this prospectus as the "indenture." The indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by the indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture and the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The indenture has been filed as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the indenture. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the indenture.

General

        The terms of each series of debt securities will be established by our board of directors or a committee thereof and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

        We can issue debt securities under the indenture in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and the following terms of such debt securities:

  •
  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, and premium and interest on, the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in certificated or "book-entry only" form;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

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  if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

  •
  whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

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  any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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  any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a "book-entry debt security"), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the trustee, of a new certificate to the new holder.

Covenants

        We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of our debt securities.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into any other person, engage in a statutory share exchange, or convey, transfer or lease all or substantially our properties and assets substantially as an entirety to any person (a "successor person") unless:

  •
  we are the continuing corporation or the successor person (if other than Veeco) is organized and validly existing under the laws of the U.S. and expressly assumes our obligations on the debt securities and under the indenture; and

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  at the time of the transaction, no Event of Default shall have occurred and be continuing and no event, which after notice or lapse of time, would become an Event of Default.

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

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  default in the payment of principal of or premium, if any, on any security of that series at its maturity, or otherwise;

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  failure to perform or observe any other term, covenant or agreement in that series of debt securities or the indenture for a period of 60 days after we receive written notice from the trustee or Veeco and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Veeco or any of its Significant Subsidiaries; and

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  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security reasonably satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of each fiscal year, to deliver to the trustee a statement as to compliance with the indenture.

Modification and Waiver

        We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

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  to cure any ambiguity, omission or inconsistency or correct or supplement any defective provision, provided that such modification or amendment does not adversely affect the interests of the holders of any series of debt securities in any material respect;

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  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

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  to provide for uncertificated securities in addition to or in place of certificated securities;

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  to surrender any of our rights or powers under the indenture;

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  to add covenants for the benefit of the holders of debt securities of any series;

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  to provide for conversion rights of holders of any series of debt securities if any reclassification or change of our common stock or any consolidation, merger, statutory share exchange or other business combination or sale of substantially all of our assets occurs;

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  to comply with the applicable procedures of the applicable depositary so long as such amendment does not adversely affect the rights of any holder of a series of debt securities in any material respect;

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  to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of interest (including additional interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  modify the subordination provisions of any series of debt securities in a manner adverse to the holders thereof.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

        When all outstanding debt securities of any series will become due and payable within one year of their stated maturity and we have deposited with the trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may discharge our obligations under the indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

        None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the indenture.

        The indenture and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default shall occur (and be continuing), the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent person in the conduct of such person's affairs. Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

 PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus from time to time in one or more transactions:

  •
  to purchasers directly;

  •
  to underwriters for public offering and sale by them;

  •
  through agents;

  •
  through dealers; or

  •
  through a combination of any of the foregoing methods of sale.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to such prevailing market prices; or

  •
  negotiated prices.

Direct Sales

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To Underwriters

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of securities by or on our behalf.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Through Agents and Dealers

        We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

        If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

        The names of any agents, dealers or managing underwriters, and of any underwriters, involved in the sale of the securities under this prospectus and the applicable agent's commission, dealer's purchase price or underwriter's discount or commission as well as the net proceeds to us from the sale of securities will be set forth in a prospectus supplement. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in a prospectus supplement.

        Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, other than our common stock, which is listed on the NASDAQ Global Select Market, we will not list the securities on any securities exchange and the securities will be a new issue of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

 LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, the legality of the securities offered hereby will be passed upon for Veeco Instruments Inc. by Morrison & Foerster LLP. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of Veeco Instruments Inc. as of and for the year ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Veeco Instruments Inc. at December 31, 2014 and for each of the two years in the period ended December 31, 2014 appearing in Veeco Instruments Inc.'s Annual Report on Form 10-K filed on February 25, 2016 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC's website, www.sec.gov. The reports and other information we file with the SEC also are available through our website, www.veeco.com. We have included the SEC's web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

        We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

  •
  our annual report on Form 10-K for the year ended December 31, 2015 (including portions of our definitive Proxy Statement filed on March 22, 2016 incorporated by reference therein);

  •
  our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  our current reports on Form 8-K filed on January 4, 2016, February 10, 2016, March 15, 2016, May 6, 2016, July 22, 2016 and October 5, 2016 (in each case, other than information that is furnished but deemed not to have been filed and the exhibits filed on such form that relate to such portions); and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 18, 1994, and any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

        We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Gregory A. Robbins at Veeco Instruments Inc., Terminal Drive, Plainview, New York 11803. Our telephone number is (516) 677-0200.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with the offering are as follows:

Amount to be Paid
Securities Act Registration Fee	$	*
FINRA Filing Fee		**
Listing Fee		**
Printing Expenses		**
Legal Fees and Expenses (including Blue Sky Fees)		**
Accounting Fees and Expenses		**
Trustee Fees and Expenses		**
Transfer Agent Fees and Expenses		**
Miscellaneous		**

	$	**

*
Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act").

**
As an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement

Item 15.    Indemnification of Directors and Officers.

        In our amended and restated certificate of incorporation, we have adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transactions from which a director derived an improper personal benefit.

        Our amended and restated certificate of incorporation also requires us to indemnify our officers and directors to the fullest extent permitted by Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

        Our fifth amended and restated bylaws include the following provisions in Section 6.1:

        "6.1    Indemnification of Officers and Directors.    Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation or a Reincorporated Predecessor (as defined below) as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. As used herein, the term "Reincorporated Predecessor" means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware."

        We also have entered into indemnification agreements with each of our directors and executive officers. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director or executive officer. Under the indemnification agreements, a director or executive officer will receive indemnification if he or she is found to have acted in good faith and in a manner he or she reasonably believed to be or not opposed to the best interests of the Company and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Item 16.    List of Exhibits.

        The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the undersigned Registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses the incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, New York, on January 10, 2017.

VEECO INSTRUMENTS INC.
By:	/s/ JOHN R. PEELER John R. Peeler Chairman and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints John R. Peeler, Shubham Maheshwari. and Gregory A. Robbins, and each of them (so long as each such individual is an employee of Veeco Instruments Inc.), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of January 10, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN R. PEELER John R. Peeler	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ SHUBHAM MAHESHWARI Shubham Maheshwari	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)
/s/ JOHN P. KIERNAN John P. Kiernan	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)
/s/ KATHLEEN A. BAYLESS Kathleen A. Bayless	Director

Signature	Title

/s/ RICHARD A. D'AMORE Richard A. D'Amore	Director
/s/ GORDON HUNTER Gordon Hunter	Director
/s/ KEITH D. JACKSON Keith D. Jackson	Director
/s/ PETER J. SIMONE Peter J. Simone	Director
/s/ THOMAS ST. DENNIS Thomas St. Dennis	Director

INDEX TO EXHIBITS

Exhibit Number		Document
1.1	*	Form of Underwriting Agreement

3.1		Amended and Restated Certificate of Incorporation of Veeco Instruments Inc., dated December 1, 1994, as amended June 2, 1997 and July 25, 1997 (incorporated herein by reference to Exhibit 3.1 to Veeco's Quarterly Report on Form 10-Q filed with the SEC on August 14, 1997)

3.2		Amendment to Certificate of Incorporation of Veeco Instruments Inc., dated May 29, 1998 (incorporated herein by reference to Exhibit 3.2 to Veeco's Annual Report on Form 10-K filed with the SEC on March 14, 2001)

3.3		Amendment to Certificate of Incorporation of Veeco Instruments Inc., dated May 5, 2000 (incorporated herein by reference to Exhibit 3.1 to Veeco's Quarterly Report on Form 10-Q filed with the SEC on August 14, 2000)

3.4		Amendment to Certificate of Incorporation of Veeco Instruments Inc., dated May 16, 2002 (incorporated herein by reference to Exhibit 3.1 to Veeco's Quarterly Report on Form 10-Q filed with the SEC on October 26, 2009)

3.5		Amendment to Certificate of Incorporation of Veeco Instruments Inc., dated May 14, 2010 (incorporated herein by reference to Exhibit 3.8 to Veeco's Annual Report on Form 10-K filed with the SEC on February 24, 2011)

3.6		Fifth Amended and Restated Bylaws of Veeco Instruments Inc., effective February 5, 2016 (incorporated herein by reference to Exhibit 3.1 to Veeco's Current Report on Form 8-K filed with the SEC on February 10, 2016)

4.1		Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Veeco's Registration Statement on Post-effective Amendment No. 1 to Form S-1 filed with the SEC on November 30, 1994)

4.2		Form of Indenture between Veeco Instruments Inc. and U.S. Bank National Association, as Trustee

4.3		Form of Debt Security (included in Exhibit 4.2)

5.1		Opinion of Morrison & Foerster LLP

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1		Power of Attorney (included on the signature page hereof)

25.1		Statement of Eligibility Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture filed as Exhibit 4.2 hereto

*
To be filed as an exhibit to a Current Report on Form 8-K at the time of a particular offering and incorporated herein by reference.